EXHIBIT 23


                         Consent of Independent Public Accountants


      As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated July 28, 1998 on the consolidated financial statements dated June 30, 1998 and the inclusion of our report dated July 28, 1998 on Schedule II in this Form 10-K. We also consent to the incorporation by reference of our reports incorporated by reference or included in this Form 10-K, into the Company's previously filed registration statements File Nos. 333-39185, 033-50871, 333-23099, 033-56653, 33-10214, 33-87690 and 2-90742. It should be noted that we have not audited any financial statements of Cadmus Communications Corporation subsequent to June 30, 1998, or performed any audit procedures subsequent to the date of our report.


                                                       ARTHUR ANDERSEN LLP


      Richmond, Virginia,
      September 28, 1998

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